As  filed  with  the  Securities  and  Exchange  Commission  on December 3, 2004
     Registration  No.  333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                 LANTRONIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                          33-0362767
        (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)          IDENTIFICATION NUMBER)
                                15353 BARRANCA PARKWAY
                              IRVINE, CALIFORNIA  92618
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                  MARC NUSSBAUM
                             CHIEF EXECUTIVE OFFICER
                                 LANTRONIX, INC.
                             15353 BARRANCA PARKWAY
                            IRVINE, CALIFORNIA  92618
                                 (949) 453-3990
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                             ----------------------
                                      Copies to:

        JOHN T. SHERIDAN, ESQ.                       VINCENT J. ROTH, ESQ.
          JOHN TURNER, ESQ.                             LANTRONIX,  INC.
WILSON, SONSINI, GOODRICH & ROSATI, PC             15353  BARRANCA  PARKWAY
        650  PAGE  MILL  ROAD                      IRVINE, CALIFORNIA  92618
  PALO ALTO, CALIFORNIA  94304-1050                     (949) 453-3990
           (650) 493-9300

                             ----------------------

                        CALCULATION OF REGISTRATION FEE


===================================================================================================
Title of Securities                              Proposed Maximum  Proposed Maximum    Amount of
To be registered                  Amount to be   Offering Price    Aggregate Offering  Registration
                                  Registered(1)  per share(2)      Price(1)            Fee(1)
---------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value,  750,000        $0.99             $742,500            $94.07
to be issued under the 2000
Employee Stock Purchase Plan
---------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 2000 Employee
     Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share of $0.99 per share is estimated in accordance with Rules 457(c) and 457(h) under the Securities
     Act of 1933, as amended ("Securities Act"), solely for the purpose of computing the amount of the registration fee. The amount of the filing fee, calculated in accordance with Section 13(e) of the Securities Exchange Act of 1934, as amended, equals $126.70 for each $1,000,000 of the value of the transaction. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 1, 2004, the specified date within five business days of the filing date, because the price at which the options to be granted in the future may be exercised is not currently determinable.

===================================================================================================

                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory  Note:

     This Registration Statement is filed with respect to additional shares of common stock that may be issued under the Registrant's 2000 Employee Stock Purchase Plan as a result of a stockholder approved increase in the number of authorized shares for issuance under the plan. The original offer and sale of 750,000 shares of common stock issuable under this plan was previously registered on a Registration Statement on Form S-8 filed on September 5, 2000 (File No. 333-45182) (the "Previous Form S-8"). Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Previous Form S-8.

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed pursuant to Section 13 of the Exchange Act, as amended (the "Exchange Act");

     (b) All other reports and information filed pursuant to Sections 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant's Annual Report referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed on August 2, 2000, filed pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference. You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i)  for any breach of their duty of loyalty to the company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising our of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.  EXHIBITS.




EXHIBIT
NUMBER   DESCRIPTION
-------  -----------------------------------------------------------------------------------------------

    4.1  2000 Employee Stock Purchase Plan (as amended effective November 18, 2004)
    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, PC, as to legality of securities being registered.
   23.1  Consent of Independent Registered Public Accounting Firm.
   23.2  Consent of Counsel (contained in Exhibit 5.1).
   24.1  Power of Attorney (see page 5).

ITEM  9.  UNDERTAKINGS.

     (a)     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this December 3, 2004.

LANTRONIX,  INC.
By:     /s/  Marc  H.  Nussbaum
        --------------------------------
        Marc  H.  Nussbaum
        Chief  Executive  Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc H. Nussbaum and James W. Kerrigan, jointly and severally, as his/her attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date
-----------------------  -----------------------------  -----------------

/s/ Marc H. Nussbaum     President and Chief            December 3, 2004
--------------------     Executive Officer (Principal
Marc H. Nussbaum         Executive Officer)

/s/ James W. Kerrigan    Chief Financial Officer        December 3, 2004
--------------------     (Principle Financial Officer
James W. Kerrigan        and Accounting Officer)

/s/ H.K. Desai           Chairman of the Board of       December 3, 2004
--------------------     Directors
H.K. Desai

/s/ Kathryn Braun Lewis  Director                       December 3, 2004
--------------------
Kathryn Braun Lewis

/s/ Howard T. Slayen     Director                       December 3, 2004
--------------------
Howard T. Slayen

/s/ Thomas W. Burton     Director                       December 3, 2004
--------------------
Thomas W. Burton

                                  EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------------------------------------------------------------------------------------------

    4.1  2000 Employee Stock Purchase Plan (as amended effective November 18, 2004)
    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, PC, as to legality of securities being registered.
   23.1  Consent of Independent Registered Public Accounting Firm.
   23.2  Consent of Counsel (contained in Exhibit 5.1).
   24.1  Power of Attorney (see page 5).

--------------------------------------------------------------------------------------------------------
